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                                                                Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 13, 2000, with respect to the consolidated financial statements of Insmed Pharmaceuticals, Inc., which report appears in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-46552) and related Prospectus of Insmed Incorporated, and to the references to our firm under the captions "Experts", "Summary Financial Data", and "Selected Consolidated Financial Data" in the Prospectus.

                                                /s/ Ernst & Young LLP

Richmond, Virginia
October 20, 2000